ASSIGNMENT AGREEMENT

           THIS ASSIGNMENT AGREEMENT (this “Agreement”), is made on May 31, 2006, among CORNELL CAPITAL PARTNERS, LP (the “Assignor”), CORNELL CAPITAL PARTNERS OFFSHORE, LTD (“CCPO”), HIGHGATE HOUSE FUNDS, LTD. (“HHF”) PRENTICE CAPITAL PARTNERS QP, LP (“PCPQP”), PRENTICE CAPITAL OFFSHORE, LTD. (“PCO”), PFLM, LLC (the “Assignee”, together with PCPQP and PCO, the “Prentice Parties”) and FIRST LOOK STUDIOS, INC. (the “Company”).

          WHEREAS, Assignor is the legal and beneficial owner of that certain Secured Debenture (FLM-001) dated as of November 10, 2005 in the original principal amount of $3,000,000 (the “Debenture”), delivered by the Company to the Assignor;

          WHEREAS, Assignor is the legal and beneficial owner of Seven Hundred Sixty One Thousand, Four Hundred Twenty (761,420) Warrants (the “Warrants”) with an exercise price of $1.11, dated as of November 10, 2005 given by the Company;

          WHEREAS, Assignor is the legal and beneficial owner of One Hundred Twenty Six Thousand Nine Hundred Three (126,903) shares granted by the Company to the Assignor pursuant to the Securities Purchase Agreement (the “Securities Purchase Agreement”), dated November 10, 2005, among the Company, the Assignor, and the Assignee (the “Fee Shares”);

          WHEREAS, the Assignor became the legal and beneficial owner of the forgoing interests pursuant to an Assignment Agreement between the Assignor and HHF (the “HHF Assignment Agreement”) dated as of March 31, 2006;

          WHEREAS, PCPQP owns an equity interest in the Assignor and PCO owns an equity interest in CCPO, each of PCPQP and PCO wish to redeem their equity interests in the Assignor and CCPO, and in connection therewith, the parties hereto desire to enter into this Agreement to set forth an in-kind distribution as partial satisfaction of the redemption of such equity interests;

          WHEREAS, Assignor desires to assign to Assignee and Assignee desires to accept from Assignor the Debenture, the Escrow Shares (as defmed below), the Warrants and the Fee Shares on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein; and

          WHEREAS, Assignor desires to assign to Assignee and Assignee desires to assume from Assignor, its rights as a holder of the Debenture, the Escrow Shares, the Warrants and the Fee Shares under (a) the Securities Purchase Agreement, (b) the Investor Registration Rights Agreement, dated November 10, 2005, among the Company, the Assignor and the Assignee (the “Registration Rights Agreement”), (c) the Security Agreement, dated November 10, 2005, among the Company, certain of the Company’s subsidiaries, the Assignor and the Assignee (the “Security Agreement”) and (d) the Escrow Shares Escrow Agreement, dated November 10, 2005, among the Company, the Assignor, the Assignee and Gottbetter & Partners, LLP (the “Escrow Shares Escrow Agreement”) and (e) all related documents under which the Assignor has rights or interests in the Debenture, the Escrow Shares, the Warrants or the Fee Shares (together with the Securities Purchase Agreement, the Registration Rights Agreement, the Security Agreement and the Escrow Shares Escrow Agreement, the “Transaction Documents”), on the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.       Assignment. As a partial distribution in respect of PCPQP’s interest in the Assignor equal to 578,680.45 (the “Cornell Partial Distribution”) and a partial distribution in respect of PCO’s interest in CCPO equal to $ 2,467,006.11 (the “CCPO Partial Distribution”), the Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, contributes and transfers to the Assignee (a) the Debenture, the Warrants and the Fee Shares and all of its rights and benefits thereunder and conferred therein, including without limitation the right to collect from the Company the principal amounts outstanding thereunder, plus accrued but unpaid liquidated and interest thereunder as well as all 5,537,238 shares placed into escrow by the Company into which the Debenture and the Warrants are convertible (the “Escrow Shares”), and (b) all rights and interests that Assignor has under the Transaction Documents, and the Assignee accepts such assignment as of the date hereof set forth on Exhibit ‘A’. This assignment is made free and clear of any and all claims, liens, demands, restrictions or encumbrances of any kind whatsoever.

           2.      Issuance of Securities. Upon execution, hereof the Assignor shall surrender the Warrant and the Debenture to the Company for re-issuance to the Assignee and, the Company shall reissue the Warrant and the Debenture to the Assignee.

           3.      Representations and Warranties. Assignor hereby represents, warrants and covenants to Assignee as follows as of the date hereof:

           (a)      This Agreement has been duly authorized, executed and delivered by Assignor and constitutes a valid and legally binding agreement of Assignor enforceable against Assignor in accordance with its terms.

           (b)        All government and other consents that are required to have been obtained by Assignor with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with. Assignor has complied and will comply with all applicable disclosure or reporting requirements in respect of the transaction contemplated hereby.

           (c)      Assignor has good and valid title to the Debenture, the Escrow Shares, the Warrants and the Fee Shares free and clear of lien, mortgage, security interest, pledge; charge or encumbrance of any kind (“Liens”). Delivery of the Debenture, the Escrow Shares, the Warrants and the Fee Shares to Assignee will pass to Assignee good and valid title to the Debenture, the Escrow Shares, the Warrants and the Fee Shares, free and clear of Liens other than those of Assignee or restrictions on resale by Assignee under applicable securities laws.

           (d)      The execution and delivery by Assignor of this Agreement, the acceptance by Assignee of the Debenture, the Escrow Shares, the Warrants and the Fee Shares and the performance by Assignor of its obligations under this Agreement do not and will not violate or conflict with any provision of any Transaction Documents or any law, any order or judgment of any court or other agency of government or any contractual restriction binding on or affecting Assignor or any of Assignor’s assets.

           (e)      Assignor is acting solely for Assignor’s own account, and has made Assignor’s own independent decision to enter into this Agreement and as to whether this Agreement is appropriate or proper for Assignor based upon Assignor’s own judgment and upon advice of such advisors, as Assignor deems necessary. Assignor acknowledges and agrees that Assignor is not relying, and has not relied, upon any communication (written or oral) of Assignee or any affiliate, employee or agent of Assignee with respect to the legal, accounting, tax or other implications of this Agreement and that Assignor has conducted Assignor’s own analyses of the legal, accounting, tax and other implications hereof and thereof; it being understood that information and explanations related to the terms and conditions of this Agreement shall not be considered investment advice or a recommendation to enter into this Agreement. Assignor acknowledges that neither Assignee nor any affiliate, employee or agent of Assignee is acting as a fiduciary for or an advisor to Assignor in respect of this Agreement.

           4.      Consideration. The Assignor acknowledges that reduction of (a) PCPQP’s interest in the Assignor in an amount equal to 578,680.45 and (b) PCO’s interest in CCPO in an amount equal to $ 2,467,006.11 are sufficient consideration for the assignments covered by this Agreement and that the Assignor requires no additional consideration from the Assignee, PCO or PCPQP. PCPQP and the Assignor acknowledge that upon completion of the assignments covered by this Agreement, PCPQP’s capital account in the Assignor shall be reduced by 578,680.45. PCO and CCPO acknowledge that upon completion of the assignments covered by this Agreement, PCO’s equity interest in CCPO shall be reduced by $ 2,467,006.11.

           5.      Additional Documents. The Assignor agrees to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of this Assignment.

           6.     Effective Date and Counterpart Signature. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

           7.      Material, Non-public, Confidential Information. The Prentice Parties have informed the Assignor, the Assignor and CCPO (the “Cornell Parties”) that the Prentice Parties and their affiliates have and have had a variety of relationships with the Company. The Prentice Parties and their affiliates may have obtained or be in possession of, or later may come into possession of, material, nonpublic, confidential information concerning the Company and their respective subsidiaries and affiliates, their respective assets or the common stock and is precluded from sharing such information with the Cornell Parties. The Prentice Parties and their affiliates have advised the Cornell Parties that such information may be indicative of a value of the Debenture, the Escrow Shares, the Warrants, the Fee Shares and the rights under the Transaction Documents that is substantially less than or greater than the amount reflected in the Cornell Partial Distribution and the CCPO Partial Distribution. The Cornell Parties are experienced, sophisticated and knowledgeable in trading in securities of companies and understands the disadvantage to which the Cornell Parties are subject on account of the disparity of information as between the Cornell Parties and the Prentice Parties. The Cornell Parties expressly release the Prentice Parties and each of their affiliates and their respective officers, directors, members, managers, partners, equity holders and employees (collectively, the “Released Parties”) from any and all liabilities arising from the Cornell Parties’ failure to have access to or review such confidential information and otherwise in respect of the Cornell Partial Distribution and the CCPO Partial Distribution and agrees to make no claim against the Released Parties in respect of the Cornell Partial Distribution and the CCPO Partial Distribution. The Assignee is relying on this Paragraph 7 in accepting the Cornell Partial Distribution and the CCPO Partial Distribution, and would not engage in the Cornell Partial Distribution and the CCPO Partial Distribution in the absence of this Paragraph 7.

           8.      Governing Law, Submission to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION SITTING IN THE COUNTY, CITY, AND STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE JURISDICTION OF SUCH COURT AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR A LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

           9.      Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

           10.      Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           11.      Waiver and Consent. The Company hereby waives compliance with 2(f) of the Securities Purchase Agreement in connection with this Agreement and consents to the assignment of the Debenture, the Escrow Shares, the Warrants, the Fee Shares and all rights and interests that the Assignor has under the Transaction Documents from the Assignor to the Assignee.

           12.      Release. Upon the execution of this Agreement by the Cornell Parties, the Prentice Parties, the Company and Gottbetter & Partners, LLP and completion of the obligations contained in Paragraph 2:

a)	any and all commitments, rights and obligations to the Company set forth under the Transaction Documents shall be terminated, and all amounts due and payable by the Company to the Cornell Parties under the Transaction Documents shall be deemed to be paid in full and complete satisfaction of all outstanding obligations;

b)	each of the Prentice Parties, on behalf of itself and on behalf of its affiliates, and its and their respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns (collectively, the “Prentice Affiliated Parties”), hereby releases and forever discharges the Cornell Parties and their affiliates, and their respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns (including, without limitation, Yorkville Advisors, LLC and its respective officers, directors, partners, general partner, limited partners, shareholders, associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns) (collectively, the “Cornell Affiliated Parties”), of and from any and all claims, complaints, demands, obligations, causes of action, choices in action and/or damages whatsoever, at law or in equity (collectively, “Claims”) which such parties ever had or now have based on or arising out of events or circumstances occurring, or actions taken or failed to be taken, in each case, that are known by a Prentice Party or a Prentice Affiliated Party as of the date hereof, in connection with the Debenture, the Escrow Shares, the Warrants and the Fee Shares and/or the Transaction Documents other than those Claims arising from the fraud, gross negligence, willful misconduct or illegal action of the Cornell Parties or the Cornell Affiliated Parties.

c)	each of the Prentice Parties, on its own behalf and on behalf of the Prentice Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Prentice Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against any of the Cornell Affiliated Parties with respect to any Claims released pursuant to Paragraph 11(b).

d)	the Company, on behalf of itself and on behalf of its affiliates, and its and their respective officers, directors, partners, general partner, limited partners, shareholders,. associates, employees, members, parents, subsidiaries, affiliates, agents, predecessors, successors and assigns, and anyone claiming by or through any of the foregoing (collectively, the “Company Affiliated Parties”), hereby releases and forever discharges the Cornell Parties and the Cornell Affiliated Parties of and from any and all Claims which such parties ever had or now have based on or arising out of events or circumstances occurring, or actions taken or failed to be taken, in each case, that are known by the Company or a Company Affiliated Party as of the date hereof, in connection with the Debenture, the Escrow Shares, the Warrants and the Fee Shares and/or the Transaction Documents other than those Claims arising from the fraud, gross negligence, willful misconduct or illegal action of the Cornell Parties or the Cornell Affiliated Parties.

e)	the Company, on its own behalf and on behalf of the Company Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Company Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against the Cornell Parties or the Cornell Affiliated Parties with respect to any Claims released pursuant to Paragraph 11(d).

f)	each of the Cornell Parties, on behalf of itself and the Cornell Affiliated Parties, hereby releases and forever discharges the Prentice Parties, the Prentice Affiliated Parties, the Company and the Company Affiliated Parties of and from any and all Claims, known or unknown, which such parties ever had, now have or may hereafter have based on or arising out of the Debenture, the Escrow Shares, the Warrants and the Fee Shares and/or the Transaction Documents.

g)	each of the Cornell Parties, on its own behalf and on behalf of the Cornell Affiliated Parties, covenants, to the maximum extent permitted by law, that neither it nor any Cornell Affiliated Party shall at any time hereafter file, commence or maintain or authorize any third party to file, commence or maintain on its behalf, any suit, action or proceeding before any federal, state or local court, administrative body, agency, authority or arbitral organization or other tribunal against the Prentice Parties, the Prentice Affiliated Parties, the Company or the Company Affiliated Parties with respect to any Claims released pursuant to Paragraph 11(f).

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

ASSIGNOR	ASSIGNEE

CORNELL CAPITAL PARTNERS, LP By: Yorkville Advisors, LLC Its: General Partner By: /s/ Mark Angelo Name: Mark Angelo Title: Portfolio Manager	PFLM, LLC By: Prentice Capital Management, LP, as Manager By: /s/ Michael Weiss Name: Michael Weiss Title: Chief Financial Officer

OTHER PARTIES

CORNELL CAPITAL PARTNERS OFFSHORE, LTD. By: /s/ Mark Angelo Name: Mark Angelo Its: Managing Director	PRENTICE CAPITAL OFFSHORE, LTD. By: /s/ Michael Weiss Name: Michael Weiss Title: Chief Financial Officer

HIGHGATE HOUSE FUNDS, LTD. By: /s/ Troy Rillo Name: Troy Rillo Title: Co-Portfolio Managing	PRENTICE CAPITAL PARTNERS QP, LP By: Prentice Capital GP, LLC By: /s/ Michael Weiss Name: Michael Weiss Title: Managing Director

FIRST LOOK STUDIOS, INC.

By:
Name:
Title:

          Gottbetter & Partners, LLP hereby consents to the assignment of the Escrow Share Escrow Agreement from the Assignor to the Assignee.

GOTTBETTER & PARTNERS, LLP By: Name: Adam S. Gottbetter Title: Managing Partner

Exhibit ‘A’

Entity	% Ownership	Debenture face amount	Interest	Total Assignment of Debenture	Warrants	Warrant Value ($0.00)	Fee Shares	Value	Total
		$3,000,000	$45,686.56	$3,045,686.56	761,420	$0.00	129,903	$0.00	$3,045,686.56

PCO	81%	$2,430,000	$37,006.11	$2,467,006.11	616,750	$0.00	105,221	$0.00	$2,467,006.11
PCPQP	19%	$570,000	$8,680.45	$578,680.45	144,670.00	$0.00	24,682	$0.00	$578,680.45